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                                   EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-64171, 333-64173, 333-79741 and 333-54266

Arthur Andersen LLP

Minneapolis, Minnesota,
December 21, 2001